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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 2, 2002
                                (Date of Report)
                        (Date of Earliest Event Reported)


                          WATCHGUARD TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                  000-26819                91-171242
(State or Other Jurisdiction      (Commission            (IRS Employer
     of Incorporation)              File No.)          Identification No.)



              505 Fifth Avenue South, Suite 500, Seattle, WA 98104 (Address of Principal Executive Offices, including Zip Code)

                                 (206) 521-8340
              (Registrant's Telephone Number, Including Area Code)

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                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

     On April 2, 2002, WatchGuard Technologies, Inc. acquired RapidStream, Inc., a privately held provider of high-performance, ASIC-based firewall and VPN appliances. Pursuant to an Agreement and Plan of Merger dated as of February 6, 2002, as amended as of March 1, 2002, among WatchGuard, RapidStream, River Acquisition Corp., a wholly owned subsidiary of WatchGuard, and, for purposes of the noncompetition and nonsolicitation provisions of the merger agreement only, three management shareholders of RapidStream, River Acquisition Corp. merged with and into RapidStream, with RapidStream surviving as a wholly owned subsidiary of WatchGuard.

     At the effective time of the merger, all outstanding shares of RapidStream capital stock, other than those for which dissenters' appraisal rights are perfected in accordance with California law, were converted into the right to receive aggregate merger consideration consisting of approximately $16.51 million in cash and approximately 4.92 million shares of WatchGuard common stock. The shares of WatchGuard common stock issuable as merger consideration are valued at approximately $29.34 million, based on the average of the high and low sales prices of WatchGuard common stock for the five trading days beginning two trading days before the closing date. In addition, WatchGuard assumed all outstanding options to purchase RapidStream common stock, which were converted into options to purchase 318,251 shares of WatchGuard common stock at a weighted average exercise price of $3.64 per share. An aggregate of approximately 1.20 million shares of the WatchGuard common stock issuable as merger consideration will be held in escrow for one year, to secure the indemnification obligations of the RapidStream shareholders under the merger agreement. WatchGuard funded the acquisition from its working capital.

     In the event that the average of the high and low sales prices of WatchGuard common stock on the first anniversary of the closing date is less than the average of the high and low sales prices of WatchGuard common stock on the closing date of the merger, WatchGuard will make an aggregate cash payment to the former holders of RapidStream common stock equal to the product of (x)
0.42 multiplied by (y) the difference between (i) the average trading price on the closing date, discounted to reflect the effect on fair market value of the lockup restrictions described below and (ii) the average trading price on the first anniversary of the closing date, multiplied by (z) the number of shares of WatchGuard common stock issued to the former holders of RapidStream common stock.

     In connection with the execution of the merger agreement, the officers and directors of RapidStream who are shareholders and their respective affiliates entered into a shareholders agreement. Under the terms of the shareholders agreement, these shareholders and affiliates agreed, among other things, to certain lockup restrictions on the resale of the shares of WatchGuard common stock they received in the merger. Shareholders and affiliates who beneficially own an aggregate of 2,988,769 shares of WatchGuard common stock each agreed not to sell or otherwise transfer more than 6.25% of the WatchGuard shares he, she or it received in the merger ("Lockup Shares") until 90 days after the effective time of the merger, and no more than 10% of his, her or its Lockup Shares in any month thereafter until the one-year anniversary of the effective time. In addition, each of two shareholders who beneficially own an aggregate of 348,233 shares of WatchGuard common stock and who are employees of WatchGuard agreed not to sell or otherwise transfer any of his Lockup Shares until two years after the effective time, except that 5% of the Lockup Shares will be released from the lockup restriction three months after the effective time, 5% six months after the effective time, 10% one year after the effective time and 20% on the last day of each three-month period thereafter. Finally, one shareholder who beneficially owns 340,878 shares of WatchGuard common stock agreed not to sell or otherwise transfer any of his Lockup Shares until 90 days after the effective time and no more than 10% of the Lockup Shares in any month thereafter until the one-year anniversary of the effective time.


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     The WatchGuard shares issued to the RapidStream shareholders were issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933.

     Copies of the merger agreement, the amendment to the merger agreement, the shareholders agreement and the escrow agreement are attached as Exhibits 2.1, 2.2, 10.1 and 10.2, respectively, and are incorporated into this report by reference. The description of those agreements contained in this report is not complete and you should refer to the exhibits for a copy of the actual agreements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

     In accordance with paragraph 4 of Item 7(a) of Form 8-K, the required financial statements of RapidStream will be filed by amendment as soon as practicable and no later than 60 days from the date on which this report must be filed.

     (b)  Pro Forma Financial Information

     In accordance with paragraph 4 of Item 7(a) of Form 8-K, the required pro forma financial statements with respect to RapidStream and WatchGuard will be filed by amendment as soon as practicable and no later than 60 days from the date on which this report must be filed.

     (c)  Exhibits

          2.1* Agreement and Plan of Merger, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang Lin and John Ji-Jung Yu (incorporated by reference to Exhibit 2.1 of WatchGuard's current report on Form 8-K, filed with the SEC on February 15, 2002).

          2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 1, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and Wai San Loke, as Shareholder Representative.

          10.1 Shareholders Agreement, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and certain shareholders of RapidStream, Inc. (incorporated by reference to Exhibit 10.1 of WatchGuard's current report on Form 8-K, filed with the SEC on February 15,
               2002).

          10.2 Escrow Agreement, dated as of April 2, 2002, by and among WatchGuard Technologies, Inc., RapidStream, Inc., Wai San Loke, as Shareholder Representative, and Mellon Investor Services LLC as escrow agent.

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          *  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WATCHGUARD TECHNOLOGIES, INC.



Date:  April 12, 2002                  By: /s/ James A. Cady
                                           -------------------------------------
                                           James A. Cady
                                           President and Chief Executive Officer



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                                INDEX TO EXHIBITS


Exhibit
Number     Description
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2.1*      Agreement and Plan of Merger, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang Lin and John Ji-Jung Yu (incorporated by reference to
          Exhibit 2.1 of WatchGuard's current report on Form 8-K, filed with the SEC on February 15, 2002).

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 1, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and Wai San Loke, as Shareholder Representative.

10.1 Shareholders Agreement, dated as of February 6, 2002, by and among WatchGuard Technologies, Inc., River Acquisition Corp., RapidStream, Inc. and certain shareholders of RapidStream, Inc. (incorporated by reference to Exhibit 10.1 of WatchGuard's current report on Form 8-K, filed with the SEC on February 15, 2002).

10.2 Escrow Agreement, dated as of April 2, 2002, by and among WatchGuard Technologies, Inc., RapidStream, Inc., Wai San Loke, as Shareholder Representative, and Mellon Investor Services LLC as escrow agent.

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*   Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. The omitted portions have been filed separately with the SEC.